UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: August 10, 2011
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
16400 SE Nautilus Drive
Vancouver, Washington 98683
(Address of principal executive offices and zip code)
(360) 859-2900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 10, 2011, William B. McMahon, 46, was appointed Chief Operating Officer of Nautilus, Inc. (the “Company”). Mr. McMahon has been the Company's Senior Vice President, Consumer Business since November 2009.

In his role as Chief Operating Officer, Mr. McMahon will continue to be responsible for oversight of the Company's Retail and Direct businesses, as well as overall operations and information technology.  Mr. McMahon will also have broad oversight of the Company's product development function, which is anticipated to be managed through a newly created position, Vice President of Product Development, reporting directly to Mr. McMahon.

Mr. McMahon joined Nautilus in October 2005 and has held a number of leadership roles, including Vice President and General Manager of the Company's Direct business and his most recent role as Senior Vice President, Consumer Business. Before joining Nautilus, Mr. McMahon held several executive positions with the Readers Digest Association from 1989 through 1995, including Chief Operating Officer of gifts.com, an e-commerce portal. Mr. McMahon has also served as Director of Information Technology, and later as Vice President, Operations of Good Catalog, a luxury home products and electronics merchant; and as Director of US Operations for QSP Inc., the largest school fundraising program in North America. Mr. McMahon spent over a decade with the United States Navy nuclear submarine force, where he oversaw reactor plant operations. Mr. McMahon is a graduate of the US Naval Nuclear Engineering program.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

August 16, 2011	By:	/s/ Michael D. Mulholland
(Date)		Michael D. Mulholland
Chief Financial Officer